Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:	Brad Cohen	Public Relations Contact:
	Integrated Corporate Relations, Inc.	Lisa Greb
	330/463-6865	Director, Public Relations
	http://www.joann.com	Jo-Ann Stores, Inc.
330/463-3442

JO-ANN STORES ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2008
SALES RESULTS

HUDSON, OH – February 7, 2008 — Jo-Ann Stores, Inc. (NYSE: JAS) reported today that net sales for the fourth quarter ended February 2, 2008, decreased 2.5% to $585.9 million from $600.8 million in the prior year. Fiscal year 2007 included a 53rd week, which added $28.8 million to last year’s net sales results. On a comparable 13-week basis, fourth quarter same-store sales increased 3.3% versus a same-store sales decrease of 6.0% last year.

Net sales for fiscal 2008 increased 1.5% to $1.879 billion from $1.851 billion last year. On a comparable 52-week basis, same-store sales increased 3.5% versus a same-store sales decrease of 5.9% last year.

Year-end Conference Call

The Company will report its fourth quarter and full-year fiscal 2008 results on March 12, 2008. In conjunction with the earnings release, investors are invited to listen to the earnings conference call to be broadcast live over the Internet at 4:30 PM Eastern time. The earnings release will provide instructions on how to access the call.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 194 large-format stores and 580 small-format stores.